Form 10-K, Exhibit 13
period 1994-08-31
HEALTHTRUST INC THE HOSPITAL CO
filed 1994-11-23
CIK 826490

Exhibit 24


     Consent of Independent Auditors

We consent to the incorporation by reference in the following Healthtrust, Inc. - The Hospital Company
Registration Statements:

a. Form S-8 Registration Statement (No. 33-44636) pertaining to the 1988 Supplemental Stock Plan, filed on December 19, 1991;

b. Form S-8 Registration Statement (No. 33-44732) pertaining to the Amended and Restated 1990 Directors
   Stock Compensation Plan, filed on December 23, 1991;

c. Form S-8 Registration Statement (No. 33-44733) pertaining to the Amended and Restated 1990 Stock
   Compensation Plan, filed on December 23, 1991;

d. Form S-8 Registration Statement (No. 33-44730) pertaining to 47,645 shares of Common Stock issuable under the Employee Stock Ownership Plan (the "ESOP"), filed on December 23, 1991;

e. Form S-8 Registration Statement (No. 33-47161) pertaining to 59,290 shares of Common Stock issuable under the ESOP, filed on April 13, 1992;

f. Form S-8 Registration Statement (No. 33-53090) pertaining to 78,392 shares of Common Stock issuable under the ESOP, filed on October 8, 1992;

g. Form S-8 Registration Statement (No. 33-54958) pertaining to 26,122,193 shares of Common Stock issuable under the ESOP, filed November 24, 1992;

of our report dated October 14, 1994 with respect to the consolidated financial statements and schedules of Healthtrust, Inc. - The Hospital Company included in the Annual Report (Form 10-K) for the year ended August
31, 1994.

ERNST & YOUNG LLP

Nashville, Tennessee
November 22, 1994